UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2020

Warner Music Group Corp.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32502 (Commission File Number)	13-4271875 (IRS Employer Identification No.)

1633 Broadway, New York, New York (Address of principal executive offices)	10019 (Zip Code)

Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Revolving Credit Agreement Amendment

On April 3, 2020, WMG Acquisition Corp. (“Acquisition Corp.”), a subsidiary of Warner Music Group Corp., entered into an amendment (the “Revolving Credit Agreement Amendment”) to the revolving credit agreement, dated January 31, 2018 (as amended by the amendment dated October 9, 2019), among Acquisition Corp., the several banks and other financial institutions party thereto and Credit Suisse AG, as administrative agent, governing Acquisition Corp.’s senior secured revolving credit facility (the “Facility”) with Credit Suisse AG, as administrative agent, and the other financial institutions and lenders from time to time party thereto. The Revolving Credit Agreement Amendment (among other changes) (i) increases the commitments under the Facility from an aggregate principal amount of $180 million to an aggregate principal amount of $300 million, (ii) extends the final maturity date of the Facility from January 31, 2023 to April 3, 2025, (iii) reduces the interest margin applicable to the loans upon achievement of certain leverage ratios based on a leverage-based pricing grid, (iv) reduces the commitment fee based on a leverage-based pricing grid and limits commitment fees to be paid only on unused amounts of commitments, (v) increases the maximum letter of credit exposure permitted under the Facility from $50 million to $90 million, (vi) increases the springing financial maintenance covenant from a Senior Secured Indebtedness to EBITDA Ratio of 4.75:1.00 to a Senior Secured Indebtedness to EBITDA Ratio of 5.00:1.00 and provides that the covenant shall not be tested unless at the end of a fiscal quarter the outstanding amount of loans and drawings under letters of credit which have not been reimbursed exceeds $105 million, (vii) adds covenant suspension upon achievement of an investment grade rating or a Total Indebtedness to EBITDA Ratio of 3.25:1.00, and (viii) adds certain exceptions and increases certain baskets in connection with Acquisition Corp.’s negative covenants, including those related to the incurrence of indebtedness, liens and restricted payments.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 concerning Acquisition Corp.’s direct financial obligations under the Revolving Credit Agreement Amendment is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1

Second Amendment to Credit Agreement, dated as of April 3, 2020, among WMG Acquisition Corp., the several banks and other financial institutions party thereto and Credit Suisse AG, as administrative agent, relating to the revolving credit facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER MUSIC GROUP CORP.

By:	/s/ Paul M. Robinson
Paul M. Robinson
Executive Vice President, General Counsel
and Secretary

Date: April 3, 2020